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                                                                   EXHIBIT 10.19

THIS AGREEMENT IS SUBJECT TO THE TERMS OF A CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED AS OF APRIL 21, 1995, AMONG IBM CREDIT CORPORATION, ITT COMMERCIAL FINANCE CORP., HEWLETT-PACKARD COMPANY, FINOVA CAPITAL CORPORATION, CITIBANK, N.A. AND ENTEX HOLDINGS, INC.(COLLECTIVELY, THE "ENTEX LENDERS"), AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AS THE SAME HAS BEEN AND MAY BE AMENDED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS (THE "INTERCREDITOR AGREEMENT"), AND THE OTHER AGREEMENTS AS DEFINED THEREIN

DEALER LOAN AND SECURITY AGREEMENT

FINOVA Capital Corporation                      ENTEX INFORMATION SERVICES, INC.
1060 First Avenue                               Exact Legal Name
Suite 100
King of Prussia, PA 19406                       SIX INTERNATIONAL DRIVE
                                                Street Address

                                                RYE BROOK, NY 10573-1058
                                                City, State, Zip Code

Gentlemen:

      1. We are an authorized dealer of goods manufactured and/or distributed by various manufacturers and distributors (hereinafter called "Manufacturer"). As such, we from time to time buy goods from Manufacturer to be held by us as our inventory for sale by us in the normal course of our business. We may, as more fully set forth herein, from time to time obtain loans from you in order to finance the purchase of certain of such goods, including parts and accessories therefor, from Manufacturer, and desire by this Agreement to set forth in writing our understanding of our loan arrangements with you and secure repayment of such loans and other related debts and liabilities we may have to you, whether now existing or hereafter arising.

      2. Upon our request from time to time, you may, at your sole discretion and without any obligation to do so, make loans to us, under such terms and with such conditions as you have specified in your letter dated April 17, 1995 as such letter may be modified upon notice to us, to enable us to acquire rights in Inventory from Manufacturers pre-approved by you for financing programs. We understand that each such loan will be solely at your discretion, and we expressly disclaim any right to expect otherwise, either from the course of our dealing, our need therefor, your dealings with others, your arrangements with Manufacturer, or otherwise. Conversely, nothing herein will prevent us from obtaining financing from other sources, provided that you are completely satisfied that such other financing will not jeopardize our ability to comply with our financial obligations to you and that adequate procedures will be

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implemented to absolutely assure your ability to identify your Collateral.
Accordingly, with respect to other financing arrangements pursuant to which we intend to grant a security interest or lien in the Collateral in which, pursuant to the Intercreditor Agreement your lien and security interest is prior to the liens and security interests of all other parties to the Intercreditor Agreement (the "FINOVA Priority Collateral"), or except as otherwise agreed by you in the Agreement between us and the ENTEX Lenders dated as of April 21, 1995, we will obtain both your written permission prior to arranging such other financing and such acknowledgements and undertakings from our other lenders to whom we grant a lien or security interest in the FINOVA Priority Collateral as you may require.

      We understand that certain terms and conditions applicable to loans obtained by us from you will be set forth in materials to be made available from time to time to us and other dealers, the terms of which, as revised from time to time, being deemed incorporated herein by reference. We understand that these materials are subject to change by you at any time and from time to time, and expressly assume the responsibility of confirming directly with you, upon our request for each loan, the exact terms and conditions then being stated by you, including without limitation rate of interest and terms of repayment. In no event will we view such materials as a commitment or other offer on your part to lend, and we will have no right to any loan under any particular terms until actually made and under the terms so made. We understand and agree that the full amount of each loan will be paid to you on its due date without deduction for any sums due from Manufacturer or any Credit Memo that may have been issued to you, unless you have previously notified us that you have received and applied the amount of the Credit Memo issued by the Manufacturer.

      We understand that you may, from time to time, issue advices to us. Such advices may include, but need not be limited to, periodic or monthly statements of our account, periodic letter advices in the nature of statements of account, issued from time to time, and letter forms or other forms of notices of due dates of finance plan payments and of the specific terms of loans which we have with you. Unless we, within fifteen (15) days from the date of any such advice, give you written and itemized objection to the contents of such advice, we shall be fully bound thereby and acknowledge that the content of such advice is true, correct, and complete, and accurately reflects our obligations to you as of the date thereof.

      In connection with each loan requested, we will deliver to you such other writings as you shall require, which may include notes or other appropriate evidence of debt. Such notes or other evidence of debt, Manufacturer invoices, and other like materials as may be revised from time to time ("Collateral Documents"), together with this Agreement, contain our entire understanding, and we acknowledge that we will not be relying upon any prior


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oral or written promises or undertakings or future oral promises between us. No modification hereof or of the Collateral Documents will be binding upon you unless in a writing duly executed on your behalf by an officer holding the rank of Vice President or higher.

      We hereby authorize you to disburse the proceeds of each loan directly to Manufacturer on our behalf. Further, we shall and hereby authorize Manufacturer to deliver its invoice for Inventory, together with all Certificates of Origin, directly to you. You many assume that all such invoices so submitted are authentic and accurate and that they have been submitted on our behalf and with our permission. Receipt by you from us or Manufacturer of an invoice for Inventory shall be your authority to make a loan to us under terms and conditions then being stated by you. In addition we shall and hereby authorize the Manufacturer to issue all Credit Memos directly to you.

      We acknowledge that the term "Prime Rate", as used in the Collateral Documents in reference to the rate of interest applicable to loans to us, will mean the average of the Prime Rates (the base rate for corporate loans at large U.S. money center commercial banks) quoted in the Wall Street Journal under the caption "Money Rates", and agree that the interest rate applicable to our loans from you will automatically change from time to time effective upon each change in the published Prime Rate. We further agree that interest on our loans from you will be calculated on the basis of a 360 day year but will be chargeable for the actual days that principal is outstanding in the then current year.

      3. We acknowledge that our financial arrangements with you are completely independent of our arrangements with Manufacturer, and that neither you nor Manufacturer are an agent for or acting on behalf of the other. We are not relying, in our understanding with you, on any statements, promises or representations, oral or written, made by Manufacturer, whether or not purportedly on your behalf, relating to the subject matter hereof and of our loans with you. Although we may receive official literature, brochures and other written materials disseminated by you through Manufacturer, we expressly assume the risk that the materials so received are the most current, up to date materials then authorized by you to be disseminated. None of our obligations to you will be affected or impaired, or be subject to any defense, set-off, counterclaim, crossclaim or recoupment, by reason of any claim which we now or hereafter have against Manufacturer or its agents, including without limitation any claim for breach of express or implied warranty of title, or otherwise related to the condition of the Collateral or our dealings with Manufacturer.

      4. As used herein, the following terms shall have the following meaning:

            a) "Inventory" means all present and future


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Inventory, as that term is defined in the New York Uniform Commercial Code
("Code"), together will all parts and accessories, and all replacements, substitutions and additions thereof or thereto.

            b) "Accounts" means all present and future Accounts, as that term is defined in the Code.

            c) "General Intangibles" means all present and future General Intangibles, as that term is defined in the Code, and shall include, without limitation, all Credit Memos and other sums due from Manufacturer, all books, records, ledgers, journals, check books, computer tapes and disks, print outs and other information and sources of information, and all licenses, permits, franchises, tradenames and other rights and privileges used or useful in the conduct of our business and the sale of Inventory.

            d) "Proceeds" means present and future Proceeds, as that term is defined in the Code, and shall include, without limitation, insurance payable by reason of loss or damage to any of the Collateral.

            e) "Collateral" means, individually and collectively, Inventory, Accounts, General Intangibles and Proceeds.

      5. a) In order to secure repayment to you of each loan made by you to us the proceeds of which enable us to acquire rights in or the use of Inventory, we hereby grant to you a purchase money security interest in such Inventory, the Proceeds thereof and all General Intangibles related thereto, to secure repayment of such loan. It is intended by this subparagraph (a) that only the Inventory so acquired, with Proceeds and related General Intangibles, will secure the loan the proceeds of which enabled us to acquire rights in or the use of such Inventory.

            b) In order to secure repayment to you of all debts and liabilities we may now or hereafter have to you under this Agreement or any other agreement, whether such debt or liability be obtained by you by assignment, negotiation or otherwise, and whether direct or indirect, primary or secondary, absolute or contingent, or otherwise, including but not limited to all loans made by you to us to finance the purchase of Inventory, we hereby grant to you a security interest in all of our Inventory, and in all Accounts and General Intangibles no matter how obtained by us, whether now existing or hereafter acquired, and the Proceeds of all of the foregoing.

            c) All payments made by us will be deemed to be applied by you first to the loan (i) the proceeds of which enabled us to acquire rights in or the use of Inventory which we have previously sold and (ii) with the earliest due date.

      6. We hereby represent to you that all information


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provided by us to you in connection with our application for each loan from you is and will be complete and accurate in every material respect. WE WILL IMMEDIATELY NOTIFY YOU IN WRITING OF ANY CHANGE IN ANY OF THIS INFORMATION.

      7. We will from time to time execute and/or deliver or cause to be executed and/or delivered to you such financing statements, amendments to financing statements, continuation statements, documents of title, manufacturers' certificates of origin, warehouse receipts, bills of lading, vehicle titles, waivers, consents and such other manner of things, and take all manner of actions, as you may from time to time request which are in your sole opinion necessary or desirable in order to perfect, protect, maintain, continue, realize and/or enforce your rights and security interests granted herein. This shall include, without limitation, the written waiver by the landlord of each location at which any FINOVA Priority Collateral is located. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any public office as a financing statement, provided, however, that you shall promptly provide us with a copy of any such filing of this Agreement in any public office, with such copy reflecting the acknowledgement of the filing by such public office.

      8. We will maintain the Inventory unopened and in its original packaging, except for such Inventory as we may configure (subject to normal wear and tear incident to such configuration), and will comply with all applicable laws relating to our use thereof. We will provide you or your designated representatives with access, at any time, upon 48 hours prior notice (so long as no event of default has occurred under this Agreement) to each location at which any Collateral is located, to inspect and examine the Inventory and other Collateral and business records, including without limitation all financial records. If an event of default has occurred under this Agreement, we agree that you do not have to provide us with notice prior to conducting such an inspection or examination. We agree, at our sole cost, to keep all Inventory insured against risks covered by standard forms of fire, theft and extended coverage and such other risks as may be reasonably required by you and under policies issued by an insurance company or companies and in amounts satisfactory to you. You shall be named to the extent your interest may appear under a Lender's Loss Payable Clause in such policy, which shall provide that the insurance cannot be canceled without at least thirty (30) days prior written notice to you and shall insure you notwithstanding any act or neglect on our part. At our expense, we shall furnish you with evidence of the same in form satisfactory to you, and shall provide you with a Certificate thereof naming you as certificate holder. We will promptly remit to you in the form received, with all necessary endorsements, any Proceeds of such insurance in excess of $200,000 in the aggregate, except that if an event of default has occurred hereunder, we will promptly remit to you in the form received, with all necessary endorsements, all such Proceeds. You may make


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and settle insurance claims and endorse our name on any checks or drafts constituting Proceeds of insurance. You may apply any Proceeds of insurance which may be received by you toward payment of any obligations or liabilities owed to you by us, whether or not then due, in such order of application as you may determine.

            Loss, damage or destruction of all or any of the Collateral shall not affect or diminish our liabilities to you and we assume all responsibility and risk for the existence, character, quality, condition, value, and delivery of Inventory.

      9. We will pay and/or cause to be paid all taxes, levies and other governmental charges and assessments payable on or with respect to the Collateral and any premises at which the Collateral is located, which if unpaid may result in a lien or imposition thereon. Such taxes, levies, charges and assessments will be paid prior to the date that any penalty for late payment may be assessed with respect thereto, and if requested by you we will, at our expense, provide you with receipts or other evidence of payment in form satisfactory to you.

      10. Except as provided in the Intercreditor Agreement, we will not suffer or permit any lien, security interest, charge, claim or encumbrance to be placed on any of the Collateral, other than in your favor, or suffer or permit any interest to exist therein which is adverse to your own. We represent that we are, and agree to remain, the sole and absolute owner of the Collateral, until sold in the ordinary course of our business, and are and will remain qualified under the terms of all applicable laws and under our dealership arrangements with Manufacturer to conduct our business as presently conducted, with all necessary governmental and other licenses, consents and authorizations having been obtained.

      11. At your option, without any obligation to do so, you may pay and discharge taxes, liens, levies, security interests or other encumbrances against the Collateral, may pay for insurance on and for the maintenance and preservation of the Collateral and perform on our behalf any other obligation required to be performed by us hereunder but which we have failed to so do, provided, however, that you will provide us with written notice that you have done any of the foregoing, as soon thereafter as is reasonably practicable under the circumstances. We shall reimburse you on demand for any payment made or any expense incurred by you pursuant to the authority hereof, with interest at the highest rate chargeable on any of our loans with you, and will pay you a late charge of 1.5% per month of the amount due to you, or the highest legally permissible rate if lower.

      12. We will furnish you such information regarding our business and financial condition as you may request from time to time, including without limitation such financial statements, in such form and bearing such certifications, as you shall require. We agree that you may audit or cause to be audited our books and


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records at any and all times, upon 48 hours prior notice (so long as no event of default has occurred under this Agreement), during normal business hours, and to permit you access to each location at which any of our General Intangibles pertaining to the FINOVA Priority Collateral are located. If an event of default has occurred under this Agreement, we agree that you do not have to provide us with notice prior to conducting such an audit.

      13. We will provide you with written notice of the following matters immediately upon the occurrence thereof:

            a) A change in any material information provided by us to you herein, in any application made by us in connection with any loan, or otherwise, including without limitation, any change in the location of any Collateral or in any other circumstances regarding the Collateral or our business operations;

            b) loss, theft, or substantial damage or destruction in excess of $75,000 of any of the Collateral, or related to our business operations generally at either our Rye Brook, NY headquarters, or our Erlanger Kentucky location; or

            c) Any other matter which might have a material adverse affect on our financial condition or operations or which, upon the giving of notice or passage of time, or both, would result in an event of default by us hereunder.

      14. Any one or more of the following shall be an event of default by us under this Agreement:

            a) Failure by us or any person jointly or otherwise liable to you for our obligations to you, as surety, guarantor or otherwise ("Other Obligor") to pay any amount due you, as and when due, contained or referred to herein or in any other instrument, document, or agreement to which we or such Other Obligor are a party, or by which we or such Other Obligor are bound to you, whether now existing or hereafter created; or

            b) Failure by us or any Other Obligor to perform or comply with any other obligation, covenant or liability contained or referred to herein or in any other material instrument, document, or agreement to which we or such Other Obligor are a party or by which we or such Other Obligor are bound to you, whether now existing or hereafter created, and such failure, if reasonably susceptible of cure, is not cured within fifteen (15) days of the occurrence thereof; or

            c) If any warranty, representation, or statement made or furnished to you by us or on our behalf or on behalf of an Other Obligor, including any representation made on our behalf by Manufacturer, proves to be false, misleading or incomplete in any respect; or


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            d) Loss, theft or substantial damage or destruction of any of the
Collateral, or the making of any levy, seizure, or attachment thereof or thereon, in either case where the amount of the Collateral involved exceeds $75,000; or

            e) Dissolution, merger, consolidation, sale or other disposition of a controlling interest in our ownership or of substantially all of our assets, termination of existence, insolvency, business failure, appointment of a receiver, trustee, sequestrator, conservator, or other judicial representative, whether similar or dissimilar, for us or for all or any part of our property, assignment by us for the benefit of creditors or the commencement of any proceeding by or against us under any provision of any federal or state bankruptcy or insolvency laws; or

            f) Failure by us to pay any obligation(s) or liability(ies) in excess of $5,000,000 whatsoever, past, present or future, when due to any other creditor, or the occurrence of any event of default by us under any agreement with any of our respective creditors pursuant to which our obligations exceed $5,000,000, including without limitation the occurrence of an event of default under any lease relating to any premises upon which all or any part of our Inventory or other Collateral is located, provided, however, that any event of default under any such lease which results in the lessor taking action against us shall be considered an event of default hereunder, regardless of the dollar amount involved; or

            g) If we give notice of a Bulk Sale or intended Bulk Sale, or call a meeting of our respective unsecured creditors or offer a composition or extension to such creditors, or cease to operate our respective business.

      15. Upon the occurrence of an event of default, you shall have the right to repossess the Inventory and also any and all rights available under the Code, including, without limitation, the right to declare any and all unpaid balances of principal, interest, costs and expenses arising out of any and all of our obligations or liabilities to you, whether past, present or future, direct or indirect, matured or unmatured, liquidated or unliquidated, immediately due and payable without notice to or demand on us. We irrevocably authorize you or your agent to enter all premises to take possession of and remove the Inventory and other Collateral and release you from any and all liability with respect to such entry or removal. We shall in case of default, if you so request, assemble and deliver the Inventory and other Collateral, at our expense, to a place to be designated by you. We shall pay all of the costs you incur in the enforcement of any of our obligations to you or the collection of any liabilities owed to you by us, including, without limitation, costs, expenses and reasonable attorneys' fees. If any notification of intended disposition of any of the Inventory or other Collateral is required by law, such notification shall be


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deemed reasonably and properly given if mailed by ordinary mail or overnight delivery service at least ten (10) days before such disposition, postage prepaid, addressed to us, either at our address shown in this Agreement, or at such other address as we may have designated to you in writing.

            16. Any law, custom or usage to the contrary notwithstanding, you shall have the right at all times to enforce the covenants and provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on your part in refraining from so doing at any time or times. Your failure at any time to invoke your rights under the covenants and provisions of this Agreement strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms and provisions of this Agreement or as having in any way or manner modified, altered or waived the same. All of your remedies are cumulative and not alternative, and can be exercised in any order and in any manner, separately or simultaneously, and from time to time until all liabilities and obligations to you are satisfied in full.

            17. This Agreement may be assigned by you, but we may not assign this Agreement without your prior written consent. If you assign this Agreement, you shall have no further obligation hereunder. All of your rights hereunder shall inure to the benefit of your successors and assigns and all our obligations shall bind our successors and assigns. If there be more than one party obligated to you under this Agreement, their obligations hereunder shall be joint and several, and the terms "we" "us" or "our" as used herein shall refer to them jointly and severally.

            18. We authorize and empower you or your employees, agents or representatives, on our behalf, and in our name, to complete and supply any omission or blank spaces (addressing ministerial matters only) in this Agreement and in any documents or financing statements executed by us and including amendments and continuations thereof under the Code; to execute and/or have acknowledged any form of security instruments, notes, drafts and documents; and to make any requisite affidavits which may be necessary or required by you, and/or which you may desire to evidence or secure advances made by you pursuant to the terms of this Agreement. So long as the foregoing are consistent in all material respects with the terms of this Agreement, all of the foregoing may be executed in such form and substance as you in your sole discretion may deem necessary or proper, and this power of attorney, being coupled with an interest, is irrevocable.

            19. Our officers, by execution hereof, warrant and represent to you that we are a duly formed corporation and are qualified to do business in the state(s) in which our place(s) of business is (are) located; and, at a Board of Directors meeting duly convened, our officer(s) were properly authorized to execute and deliver this Agreement and all other documents whether


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hereunder or otherwise; that the execution and delivery of this Agreement does not contravene the Articles of Incorporation, By-Laws, or any agreement, document or instrument to which we are a party or by the terms of which we are bound.

      20. Any provision or part thereof in this Agreement found upon judicial interpretation or construction to be prohibited by law shall be ineffective to the extent of such prohibition, without invalidating the remaining provisions hereof. All words used shall be understood and construed to be of such gender or number as the circumstances may reasonably require.

      21. THIS AGREEMENT SHALL BE DEEMED EFFECTIVE WHEN ACCEPTED AND EXECUTED BY YOU IN THE STATE OF NEW YORK, AND THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

      22. AS AN INDEPENDENT COVENANT, WE IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO US AT THE ADDRESS AS SET FORTH HEREIN OR ON YOUR RECORDS, AND IRREVOCABLY WAIVE JURY TRIAL AND THE RIGHT THERETO IN ANY AND ALL ACTIONS BETWEEN US, WHETHER UNDER THIS AGREEMENT OR OTHERWISE.

            WE HEREBY ACKNOWLEDGE THAT WE HAVE READ AND UNDERSTAND ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

            Intending to be legally bound, signed and delivered on April 21, 1995:


ENTEX INFORMATION SERVICES, INC.
(Corporate Name)

By:     /s/ signature illegible
            Vice President, Treasurer

Attest: /s/ Lynne A. Burgess
            Assistant Secretary

(CORPORATE SEAL)

      APPROVED AND ACCEPTED IN KING OF PRUSSIA, PENNSYLVANIA

      FINOVA CAPITAL CORPORATION
      (Secured Party)

      BY: /s/ signature illegible

      DATE: 4/25/95


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                              [FINOVA LETTERHEAD]


April 17, 1995



Mr. Frederic Rubin, Vice President and Treasurer
ENTEX Information Services, Inc. ("ENTEX")
Six International Drive
Rye Brook, NY 10573-1058


RE: Credit Line for Inventory Financing


Dear Mr. Rubin:

We are pleased to advise you that FINOVA Capital Corporation ("FINOVA") has conditionally approved an inventory financing credit line of $20,000,000.00 (the "Credit Line"), based upon completing the information listed below. In addition, the Credit Line is subject to the terms and conditions set forth in the Dealer Loan and Security Agreement to be executed in connection herewith (the "Agreement"), and any default in the terms and conditions set forth herein shall constitute an event of default under the Agreement.

The terms under which such financing will be provided will be Net 60 days for Apple Computer, Inc. products. Invoices will be financed under a common due date system where invoices will be grouped by date to provide approximately six payment dates per month. From time to time, FINOVA may offer different terms to be commensurate with Manufacturer programs. You will receive transaction confirmations and monthly statements from us.

Entex Information Services, Inc.
April 17, 1995
Page 2

In order to activate the Credit Line, the following documentation needs to be completed:

     All enclosed Loan and Security Documentation including but not limited to:

     1.   Standard Broad Lien UCC Documentation for determined locations.

     2.   Dealer Loan and Security Agreement.

     3. Intercreditor Agreement with all lenders giving FINOVA a first lien priority in all products financed and identifiable cash and insurance proceeds.

     4. FINOVA will complete an initial physical review of the inventory to be financed and an overall review of the inventory control and procedures at the ENTEX warehouse in Erlanger, KY.

     5. Landlord lien waivers will be needed for all necessary locations. These will need to be in place no later than 60 days from activation of the Credit Line.

     6. Insurance coverage will be needed in the amount of $20,000,000.00 naming FINOVA Capital Corporation as Lender's Loss Payee.

     In addition, to maintain this Credit Line, you must maintain full compliance with the following terms and conditions:

     1. Weekly collateral monitoring and monthly collateral reconciliations as outlined below:

          a. FINOVA will receive weekly inventory reports of the products being financed only. These reports will be delivered to FINOVA's King of Prussia, PA location every Wednesday with the report reflecting inventory as of the close of business the previous Sunday.

          b. FINOVA will also obtain weekly reports of credit memos, returns, and price protections for products financed to cover the same time period as the inventory report. The process for these items will also be reviewed during the review of inventory prior to activation.

Entex Information Services, Inc.
April 17, 1995
Page 3


          c. The items above will be reconciled to FINOVA's outstanding balance as follows:

               FINOVA outstandings        ______________________
               Less: Inventory Report     ______________________
                  PP's, Rtns', CM's       ______________________ MDF funds
                                                                 will not be
                                                                 eligible

               Less: product invoiced to
                     ENTEX but not rec'd  ______________________

               Plus:  Products rec'd by   ______________________
                      ENTEX but not yet   ______________________
                      invoiced            ______________________

               Net collateral (shortfall) ______________________
                 Plus:  Amounts of next   ______________________
                        two payments      ______________________

               Total collateral reconcil- ______________________
               iation (shortfall)         ______________________


          d. This same calculation will be used to reconcile the collateral at each ENTEX fiscal month end. If there is a shortfall in the total collateral reconciliation at the end of each fiscal month, then ENTEX will be required to make up this shortfall with a cash payment to the FINOVA loan balance, immediately upon the results of the reconciliation.

          e. FINOVA will physically review the inventory at the Erlanger, Kentucky location on a monthly basis for the first three (3) months following the initial funding, and on a quarterly basis for the year thereafter. Our analysis will include:


                         a) test costs of the inventory
                         b) spot verification of inventory report cost
                            versus invoice cost
                         c) credit memo verification


     2. Quarterly financial reporting no later than 45 days after the end of each fiscal quarter.

Entex Information Services, Inc.
April 17, 1995
Page 4


     3. Monthly Financial reporting will be required no more than thirty days after the end of the month.

     4. Audit fiscal financial statement will be required no more than 120 days after the end of the fiscal year end.

     5. Projections for the next fiscal twelve months will be required not later than 30 days before the end of the fiscal year.

To maintain this Credit Line, you must also maintain full compliance with the terms and conditions of the Agreement. We reserve the right to discontinue this Credit Line at any time at our sole discretion. Any invoice not paid within the period listed above will be charged at a default rate of Prime Rate plus two percent for any payments received between one and five days after the due date and Prime Rate plus six percent from six days after the due date until the payment is received. Offset to payments to your account are not to be made unless authorized by FINOVA. Any authorized offsets will be charged the standard default rate.

Your account, once activated will be handled on a daily basis by Account Manager Dale Abernathy. If you have any questions concerning the items above please contact Dale, or myself at your convenience.

We look forward to a lasting relationship with you and your company. Let me take this opportunity to thank you for allowing us to be of service. If we can be of further assistance, please feel free to contact us at 1-800-777-3731.

Please return the documents to us promptly, along with an acknowledgement copy of this letter.

Sincerely,


/s/ PATRICK SMITH
-----------------
Patrick Smith                               Acknowledged and Accepted
Vice President of Operations
                                            By: /s/ FREDERIC E. RUBIN
                                                ---------------------
CC: John Reed                                   Frederic E. Rubin
    Jim Hoffman                                 Vice President, Treasurer
    Dale Abernathy                              ENTEX Information Services, Inc.

                              [FINOVA LETTERHEAD]



May 17, 1996



Mr. Frederic Rubin, Vice President and Treasurer
ENTEX Information Services, Inc. ("ENTEX")
Six International Drive
Rye Brook, NY 10573-1058

RE:  Credit Line for Inventory Financing

Dear Mr. Rubin:

We are pleased to advise you that FINOVA Capital Corporation ("FINOVA") has conditionally approved an inventory financing credit line of $120,000,000.00 (the "Credit Line"), based upon completing the information listed below as well as the continuation of participations totaling $20,000,000.00. The Credit Line will be allocated under the following parameters: Maximum $95,000,000.00 in aggregate outstandings (invoices purchased by FINOVA) and the balance of $25,000,000.00 for open approvals (invoices approved for financing but not yet purchased). In addition, the Credit Line is subject to the terms and conditions set forth in the Dealer Loan and Security Agreement executed on April 21, 1995 in connection herewith (the "Agreement"), and any default in the terms and conditions set forth herein shall constitute an event of default under the Agreement.

Thank You.



Sincerely,


/s/ Patrick Smith
--------------------------------
Patrick Smith
Vice President Portfolio Manager